UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2009

QAD Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Innovation Place, Santa Barbara, California	93108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 566-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Report, including the Exhibit 99.1, is furnished pursuant to Item 2.02 of this Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

QAD Inc. (the “Company”) revises its previous guidance for the fiscal year 2009. The Company now expects full year fiscal 2009 revenues in the range of $261 million to $263 million, down from the previous range of $274 million to $278 million primarily due to the weakening global economy and more specifically due to a slowdown in the manufacturing industry. The Company is conducting an analysis of its goodwill, long lived assets and other intangible assets and anticipates incurring a non-cash impairment charge for the fiscal 2009 year once these studies are complete. The Company retracts its previously released earnings per share guidance and will announce earnings per share at its next financial update scheduled for March 12, 2009.

Item 9.01 Financial Statements and Exhibits.

c)	Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of February 9, 2009, entitled “QAD Revises Fiscal 2009 Guidance”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QAD Inc.
(Registrant)

Date: February 9, 2009

By: /s/ Daniel Lender
Daniel Lender
Chief Financial Officer
(on behalf of the Registrant and as
Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of February 9, 2009, entitled “QAD Revises Fiscal 2009 Guidance”